ORIGINAL WAS
FILED AND REGISTERED
JUL - 6 1983
M. A. Jorre de St. Jorre
REGISTRAR OF COMPANIES

CERTIFIED TRUE COPY
July 6, 1983
B. Beckwith
Assistant Deputy Registrar of Companies
For The Province Of British Columbia.


                                    FORM 21
                                 (Section 371)

                          PROVINCE OF BRITISH COLUMBIA
                                                  Certificate of
                                                  Incorporation No. 226,896

                                  COMPANY ACT

                               SPECIAL RESOLUTION


        The following special resolution was passed by the undermentioned Company on the date stated:

         Name of Company:     CONSORT ENERGY CORP.

         Date resolution passed: June 22, 1983

         Resolution:

               "RESOLVED, as a special resolution, that the Articles of the
                Company be altered by rescinding the existing Articles and by substituting in their place and stead the Articles annexed hereto."

Certified a true copy the 4th day of July, 1983.

(Signature)

(Relationship to Company) Solicitor


                          PROVINCE OF BRITISH COLUMBIA

                                  COMPANY ACT

                                  ARTICLES OF

                              CONSORT ENERGY CORP.

          (AS AMENDED BY SPECIAL RESOLUTION PASSED ON JUNE 22, 1983.)

                                     PART 1

                                 INTERPRETATION

1.01 In these Articles, unless the context otherwise requires:

(a)  "directors" means the directors of the Company for the time being;

(b) "Company Act" means the Company Act of the Province of British Columbia from time to time in force and all amendments thereto;

(c) "register" means the register of members to be kept pursuant to the Company Act;

(d) "registered address" of a member means his address as recorded in the register;

(e) "registered address" of a director means his address as recorded in the Company's register of directors to be kept pursuant to the Company Act.

1.02 Words importing the singular include the plural and vice versa; and words importing a male person include a female person and a corporation.

1.03 The definitions in the Company Act on the date these Articles become effective shall, with the necessary changes and so far as are applicable, apply to these Articles.

                                     PART 2

                                     SHARES

2.01 The issue of shares shall be under the control of the directors who may allot or otherwise dispose of the same or grant options to purchase the same at such times and to such persons or class of persons and in such manner and upon such terms as they think proper and in particular, but without limiting the generality of the foregoing, the directors may grant options to purchase and allot shares to directors, officers or employees for such consideration and at such price or prices and upon such terms as the directors may determine.

2.02 Any shares without par value may be issued and allotted at such prices and for such consideration as the directors may determine.

2.03 Shares may be issued and allotted as the consid eration or part consideration for any property acquired. by or work done for or obligation undertaken for the Company.

2.04 The Company may at any time pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, or procuring or agreeing to procure sub scriptions, whether absolutely or conditionally, for any of its shares, provided the commission and discount in the aggregate shall not exceed twenty-five per cent (25%) of the subscription price. The commission or discount may be paid or satisfied in cash or in shares.

                                     PART 3

                               SHARE CERTIFICATES

3.01 If a share certificate is defaced, lost or destroyed, it may be replaced on payment of such fee (if any), not exceeding one dollar ($1.00) and on such terms (if any) as to evidence and indemnity as the directors think fit.


                                     PART 4

                              REGISTER OF MEMBERS

4.01 The directors may, subject to the provisions of the Company Act, make such provisions as they may think fit respecting the keeping of the register of members or any branch register and for the appointment of registrars and transfer agents for the purpose of issuing, countersigning,

4.02 The Company may cause to be kept outside British Columbia one or more branch registers of members.

4.03 Except as required by law, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize, even when having notice thereof, any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or, except as by these Articles or by law otherwise provided, any other rights in respect of any share except in absolute right to the entirety thereof in the registered holder.

                                     PART 5

                               TRANSFER OF SHARES

5.01 The instrument of transfer of any. shares of the Company shall be respectively in such usual or common form as the directors shall approve and shall comply with the Company Act.

5.02 The transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of members in respect thereof.

5.03 The signature of the registered owner of any shares or of his duly authorized attorney upon the form of transfer endorsed upon the certificate for the said shares or upon a form of transfer accompanying the said certificate shall constitute a complete and sufficient authority to the Company, its directors, officers and agents to register in the name of the person, firm or company named in the form of transfer as transferee or if no person, firm or company is named-therein as transferee then in the name of the person, firm or company in whose behalf the certificate is deposited with the Company for the purpose of having the transfer registered of all of the shares comprised in the said certificate or so many thereof as the form of transfer shall state are to be transferred. Neither the Company nor any director, officer or agent thereof shall be bound to inquire into the title of the person, firm or company named in the form of transfer as transferee, or if no person, firm or company is named therein as transferee, of the person, firm or company in whose behalf the certificate is presented for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner of the certificate or of the shares represented there by for registering the transfer, and the transfer, when registered, shall confer upon the person, firm or company in whose name the shares have been registered a valid title to such shares.

5.04 The directors may decline to recognize any instrument of transfer unless the instrument of transfer is accompanied by the certificate of the shares to which it relates and such other evidence as the directors may reason ably require to show the right of the transferor to make the transfer.

                                     PART 6

                               PURCHASE OF SHARES

6.01 Subject to the special rights and restrictions attached to any class of shares, the Company may, by a resolution of the directors and in compliance with the Company Act, purchase any of its shares at the price and upon the terms specified in such resolution.

                                     PART 7

                        ALTERATION OF CAPITAL AND SHARES

7.01 Except as otherwise provided by conditions imposed .at the time of creation of any new shares or by these Articles, any addition to the authorized capital resulting from the creation of new shares shall be subject to the provisions of these Articles.

                                     PART 8

                                BORROWING POWERS

8.01 The directors may from time to time at their discretion authorize the Company to borrow any sum of money for the purposes of the company and may raise or secure the repayment of that sum in such manner and upon such terms and conditions, in all respects, as they think fit, and in particular, and without limiting the generality of the foregoing, by the issue of bonds or debentures or any mortgage or charge, whether specific or floating, or other security on the undertaking or the whole or any part of the property of the Company, both present and future.

8.02 The directors may make any debentures, bonds or other debt obligations issued by the Company, by their terms, assignable free from any equities between the Company and the person to whom they may be issued, or any other person who lawfully acquires the same by assignment, purchase, or otherwise howsoever.

8.03 The directors may authorize the issue of any debentures, bonds, or other debt obligations of the Company at a discount, premium or otherwise, and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into shares, attending at general meetings of the Company and otherwise as the directors may determine at or before the time of issue.

8.04 If the directors or any of them or any other persons shall become personally liable for the payment of any sum primarily due from the Company, the directors may execute or cause to be executed any mortgage, charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the directors or persons so becoming liable as aforesaid from any loss in respect of such liability.

                                     PART 9

                           GENERAL AND CLASS MEETINGS

9.01 The general meetings of the Company shall be held at such time and place, in accordance with the Company Act, as the directors appoint.

9.02 Every general meeting, other than an annual general meeting, shall be called an extraordinary general meeting.

9.03 The directors may, whenever they think fit, convene an extraordinary general meeting.

9.04 Notice of a general meeting shall specify the place, the day and the hour of meeting, and, in case of special business, the general nature of that business. The accidental omission to give notice of any meeting to, or the non-receipt of any notice by, any of the members entitled to receive notice shall not invalidate any proceedings at that meeting.

9.05 If any special business includes the presenting, considering, approving, ratifying or authorizing the execution of any document, then the portion of any notice relating to that document is sufficient if it states that a copy of the document or proposed document is or will be available for inspection by members at an office of the Company in the Province of British Columbia or at one or more designated places in the Province during business hours on any specified or unspecified working day or days prior to the date of the meeting and at the meeting.

9.06 The provisions of these Articles relating to the call and conduct of general meetings apply, with the necessary changes and so far as are applicable, to class meetings and to series meetings, except that the quorum for a class meeting or a series meeting of the Company shall be one member present in person or by proxy or (being a corporation) represented in accordance with Section 33 of the Company Act, holding not less than one-third of the shares affected.

                                    PART 10

                        PROCEEDINGS AT GENERAL MEETINGS

10.01 The following business at a general meeting shall be deemed to be special business:

(a)  All business at an extraordinary general meeting;

(b) All business that is transacted at an annual general meeting, with the exception of the consideration of the financial statement and the report of the directors and auditors, the election of directors, the appointment of the auditors and such other business as, under these Articles, ought to be transacted at an annual general meeting, or any business which is brought under consideration by the report of the directors issued with the notice convening the meeting.

10.02 No business, other than the election of a chairman and the adjournment or termination of the meeting, shall be conducted at any general meeting at any time when a quorum is not present. If at any time during a general meeting there ceases to be a quorum present, any business then in progress shall be suspended until there is a quorum present or until the meeting is adjourned or terminated, as the case may be. Save as herein otherwise provided, a quorum shall be one member present in person or by proxy-or (being a corporation) represented in accordance with Section 33 of the Company Act, holding not less than one voting share of the Company.

10.03 If within a half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be terminated; but in any other case, it shall stand adjourned to the same day in the next week, at the 'Same time and place, and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, if the quorum for the meeting is one member holding or representing one voting share, then the meeting shall be terminated, or, if the quorum is greater than as aforesaid, the members present shall be a quorum.

10.04 Subject to Article 10.05, the Chairman of the Board, or in his absence, the President of the Company, or in his absence one of the directors present shall preside as chairman of every general meeting.

10.05 If at any general meeting there is no such officer or director present within fifteen minutes after the time appointed for holding the meeting or if the Chairman of the Board and the President and all the directors present are unwilling to act as chairman, the members present shall choose some one of their number to be chairman.

10.06 The chairman of a general meeting may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more, notice of the adjourned meeting but not "advance notice" shall be given as in the case of the original meeting. Except as aforesaid, it is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

10.07 No resolution proposed at a meeting may be put to the vote of the meeting unless seconded and the chairman of any meeting is entitled to move or propose a resolution.

10.08 In case of an equality of votes, the chairman shall not, either on a show of hands or on a poll, have a casting or second vote in addition to the vote or votes to which he may be entitled as a member.

10.09 In the case of any dispute as the admission or rejection of a vote, the chairman shall determine the same and his determination made in good faith is final and conclusive.

10.10 A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

10.11 subject to the provisions of Article 10.12, if a poll is duly demanded, it shall be taken in such manner and at such time, within seven days after the date of the meeting, and such place as the chairman of the meeting directs. The result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded. A demand for a poll may be withdrawn.

10.12 A poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

10.13 The demand for a poll shall not, unless the chair man so rules, prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

                                    PART 11

                                VOTES OF MEMBERS

11.01 Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person has one vote, and on a poll every member, present in person or by proxy, has one vote for each share he holds.

11.02 Any person who is not registered as a member but is entitled to vote at any general meeting in respect of a share, may vote the share in the same manner as if he were a member; but, unless the directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

11.03 Where there are joint members registered in respect of any share, any one of the joint members may vote at any meeting, either personally or by proxy, in respect of the share as if he were solely entitled to it. If more than one of the joint members is present at any meeting, personally or by proxy, the joint member present whose name stands first on the register in respect of the share shall alone be entitled to vote in respect of that share. Several executors or administrators of a deceased member in whose sole name any share stands shall, for the purpose of this Article, be deemed joint members.

11.04 Subject to Section 183 of the Company Act, a corporation which is a member may vote by its duly authorized representative who is entitled to speak and vote, either in person or by proxy, and in all other respects exercise the rights of a member and that representative shall be reckoned as a member for all purposes in connection with any meeting of the Company.

11.05 A member for whom a committee has been duly appointed may vote, whether on a show of hands or on a poll, by his committee and that committee may appoint a proxyholder.

11.06 Unless the directors otherwise determine, the instrument appointing a proxyholder and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof shall be deposited at a place specified for that purpose in the notice convening the meeting, not less than forty-eight hours before the time for holding the meeting at which the proxyholder proposes to vote.

11.07 A vote given in accordance with the terms of an instrument of proxy is valid notwithstanding the previous death or incapability of the member of revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided no intimation in writing of the death, incapability, revocation or transfer has been received at the registered office of the Company or by the chairman of the meeting or adjourned meeting before the vote is given.

11.08 Unless, in the circumstances, the Company Act requires any other form of proxy, an instrument appointing a proxyholder, whether for a specified meeting or otherwise, shall be in common form, or in any other form that the directors shall approve.

                                    PART 12

                                   DIRECTORS

12.01 The directors may exercise all such powers and do all such acts and things as the Company may exercise and do, and which are not by these Articles or by statute or other wise lawfully directed or required to be exercised or done by the Company in general meeting, but subject, nevertheless, to the provisions of all laws affecting the Company and of these Articles and to any rules, not being inconsistent with these Articles, which are made from time to time by the Company in general meeting; but no rule made by the Company in general meeting shall invalidate any prior act of the directors that would have been valid if that rule had not been made.

12.02 The number of directors shall be not less than three nor more than fifteen and shall be from time to time determined by ordinary resolution.

12.03 A director is not required to have any share qualification.

                                    PART 13

                      RETIREMENT AND ELECTION OF DIRECTORS

13.01 At the first annual general meeting of the Company and at every succeeding annual general meeting, all the directors shall retire from office but are eligible for re-election. At every annual general meeting the members shall fill up the vacated of offices by electing a like number of directors and, whenever the number of retiring directors is less than the maximum number for the time being required by or determined pursuant to Article 12.02, they may also elect such further number of directors if any, as the Company then determines, but the total number of directors elected shall not exceed that maximum.

13.02 If, at any general meeting at which an election of directors ought to take place, the places of the retiring directors are not filled up, such of the retiring directors as may be requested by the newly-elected directors shall, if willing, continue in office until further new directors are elected either at an extraordinary general meeting specially convened for that purpose or at the annual general meeting in the next or some subsequent year, unless it is determined to reduce the number of directors.

13.03 If the Company removes any director before the expiration of his period of office and appoints another person in his stead, the person so appointed shall hold office only during such time as the director in whose place he is appointed would have held the office if he had not been removed..

13.04 The directors have power at any time and from time to time to appoint any person as a director to fill a casual vacancy in the directors. The directors shall have power at any time and from time to time to appoint one or more additional directors; but the number of additional directors shall not at any time exceed one-third of the number of directors elected or appointed at the last annual general meeting of the Company. Any director so appointed holds office only until the conclusion of the next following annual general meeting of the Company, but is eligible for re-election at that meeting.

13.05 A director may, with the approval of the directors, appoint any person, whether a member of the Company or not, and whether a director of the Company or not, to serve as his alternate director and as such to attend and vote in his stead at meetings of directors, and such alternate director shall, if present, be included in the count for a quorum, and if he be a director, he shall be entitled to two votes, one as a director and the other as an alternate director. If the appointing director so directs, notice of meetings of directors shall be sent to the alternate director and not to the appointing director. An alternate director shall ipso facto vacate office as an alternate director if and when the appointing director vacates office as a director or removes the appointee from office as alternate director, and any appointment or removal under this clause shall be made in writing under the hand of the director making the same.

                                    PART 14

                            PROCEEDINGS OF DIRECTORS

14.01 The directors may meet together at such places as they think fit for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings as they see fit. The directors may from time to time fix the quorum necessary for the transaction of business and unless so fixed the quorum shall be a majority of the directors then in office. The Chairman of the Board, or in his absence the President of the Company, shall be chairman of all meetings of the directors; but if at any meeting the Chairman of the Board or the President is not present within thirty minutes after the time appointed for holding the meeting, the directors present may choose some one of their number to be chairman at that meeting. Any two directors may at any time and the Secretary, upon the request of any two directors, shall, convene a meeting of the directors.

14.02 The directors, or any committee of directors, may take any action required or permitted to be taken by them and may exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by them by resolution either passed at a meeting at which a quorum is present or consented to in writing under Section 149 of the Company Act.

14.03 A director may participate in a meeting of directors or of any committee of the directors by means of conference telephones or other communications facilities by means of which all directors participating in the meeting can hear each other and provided that all such directors agree to such participation. A director participating in a meeting in acc6rdance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

14.04 For the first meeting of the directors to be held immediately following the appointment or election of a director or directors at an annual or other general meeting of shareholders, or for a meeting of the directors at which a director is appointed to fill a vacancy in the directors, it is not necessary to give notice of the meeting to the newly-elected or appointed director or directors for the meeting to be duly constituted, provided that a quorum of the directors is present.

14.05 Any director of the Company who may be absent temporarily from the Province of British Columbia may file, at the registered office of the Company, a waiver of notice, which may be by letter, telegram, telex or cable, of any meeting of the directors and may, at any time, withdraw the waiver, and until the waiver is withdrawn, no notice of meetings of directors shall be sent to that director, and any and all meetings of the directors of the Company, notice of which has not been given to that director, shall, provided a quorum of the directors is present, be valid and effective.

14.06 Questions arising at any meeting of the directors shall be decided by a majority of votes. In case of an equality of votes, the chairman has a second or casting vote.

14.07 No resolution proposed at a meeting of directors need be seconded and the chairman of any meeting is entitled to move or propose a resolution.

14.08 A resolution in writing, signed by each director shall be as valid and effectual as if it had been passed at a meeting of directors duly called and held. Such resolution may be in one or more counterparts each signed by one or more directors which together shall be deemed to constitute one resolution in writing.

14.09 Not less than forty-eight hours' notice of a meeting of the directors shall be given in writing by delivery by hand or by telegraph (provided always that notice shall also be sufficiently given if it is mailed by prepaid post at least three clear days in advance (exclusive of the day on which the notice is mailed and exclusive of any Sunday or holiday)) but any director may in writing waive notice or accept shorter notice. The directors may, by resolution, fix a regular time and place for meetings, and in that case notice shall be given of such resolution or resolutions and thereafter no further notice need be given of such meetings.

                                    PART 15

                      DIRECTORS - MISCELLANEOUS PROVISIONS

15.01 The remuneration of the directors may from time to time be determined by the directors.

15.02 The directors shall be repaid such reasonable travelling, hotel and other expenses as they may incur in and about the business of the Company and if any director shall be required to perform extra services or should other wise be specially occupied about the Company's business, he shall be entitled to receive a remuneration to be fixed by the Board or, at the option of such director, by the Company in general meeting, and such remuneration may be either in addition to or in substitution for any other remuneration he may be entitled to receive, and the same shall be charged as part of the ordinary working expenses.

15.03 Inasmuch as the directors of the Company are likely to be connected with other companies, corporations or associations with which from time to time the Company must or may have business dealings, no contract or other trans action between this Company and any other company, corporation or association shall be affected by the fact that directors of the Company are interested in or are share holders, directors or officers of such other company, corporation or association.

                                    PART 16

                         EXECUTIVE AND OTHER COMMITTEES

16.01 The directors may after the annual general meeting of the Company and from time to time as vacancies occur, elect from among their members an Executive Committee. The Executive Committee shall consist of not less than two members but the number of members may be increased or decreased from time to time by resolution of the directors. The Executive Committee shall advise and aid the officers of the Company in all matters concerning its interests and the management of its business and affairs and may (subject to any regulations or restrictions which the directors may from time to time make or impose) exercise any and all powers of the directors while the latter are not in session except power to do any act which must by law be performed by the directors themselves provided, however, that a report of all acts and proceedings of the Executive Committee done or had in the- interval between meetings of the directors shall be made to the next following meeting of the directors for the information thereof. The Executive Committee shall meet at such times and at such place or places as shall be determined by the Executive Committee and in accordance with such rules as may be provided by resolution of the directors. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business, provided that in the event of there being no quorum present at any meeting of the Executive Committee, any director or directors of the Company who is or are requested by the chairman of such meeting to attend such meeting shall have the right to attend and shall thereupon be a member or members of the Executive Committee for such meeting.

16.02 The members of the Executive Committee shall be entitled to receive such remuneration for acting as members of the Executive Committee as the directors may from time to time determine.

16.03 The directors may delegate any, but not all, of their powers to committees (other than the Executive Committee) consisting of such director or directors as they think fit. Any committee so formed in the exercise of the powers so delegated shall conform to any rules that may from time to time be imposed on it by the directors, and shall report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held next after it has been done.

16.04 A committee may elect a chairman of its meetings; if no chairman is elected, or if at any meeting the chairman is not present within thirty minutes after the time appointed for holding the meeting, the directors present who are members of the committee may choose one of their number to be chairman of the meeting.

16.05 The members of a committee may meet and adjourn as they think proper. Questions arising at any meeting shall be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall have a second or casting vote.

                                    PART 17

                                    OFFICERS

17.01 The directors shall elect from among their members a President and, if they see fit, may elect a Chairman of the Board and may elect a Vice-Chairman, either of whom may also be the President, all or any of whom shall hold office until their successors are elected. Vacancies occurring from time to time in these offices may be filled by the directors from among their members.

17.02 The directors may designate the Chairman of the Board or the Vice-Chairman if any, or the President to be the chief executive officer. Failing such designation the Chairman of the Board or, if there be none, the Vice-Chairman or, if there be none, the President, shall be the chief executive officer. The chief executive officer shall, subject to the control of the directors, have and exercise general supervision over the management and control of the business and affairs of the Company, its officers and employees.

17.03 The directors from time to time, shall appoint a Secretary and may appoint one or more vice-Presidents, one of whom may be the chief financial officer, and such other officers as the directors may determine, including one or more assistants to any of the officers so appointed, and may determine their duties and, in the discretion of the directors, in the absence of a written agreement to the contrary, may remove or suspend them. One person may hold more than one office.

                                    PART 18

                            EXECUTION OF INSTRUMENTS

18.01 The directors may provide a common seal for the Company and for its use and they shall have power from time to time to destroy the same and substitute a new seal in place of the seal destroyed.

18.02 Subject to the provisions of the Company Act, the directors may provide for use in any other province, state, territory or country an official seal.

18.03 The directors shall provide for the safe custody of the' common seal of the Company which shall not be affixed to any instrument except in the presence of:

(a)  any two of the Chairman of the Board or the Vice-Chairman   (if any) or the
     President or a Vice-President or the Directors or the Secretary; or

(b) such other officers or persons as may be prescribed from time to time by resolution of the directors; and such officers, directors, and persons shall sign every instrument to which the seal of the Company is affixed in their presence.

18.04 To enable the seal of the Company to be affixed to any bonds, debentures, share certificates, share warrants or other securities of the Company, whether in definitive or interim form on which facsimiles of the respective signatures of Chairman of the Board, Vice-Chairman, or the President, or a Vice-President, and the Secretary are mechanically reproduced there may be delivered to the firm or company employed to engrave, lithograph or print such definitive or interim bonds, debentures, share certificates, share warrants or other securities one or more unmounted dies reproducing the Company's seal and the President or a Vice-President and the Secretary may by a writing authorize such firm or company to cause the Company's seal to be affixed to such definitive or interim bonds, debentures, share certificates, share warrants or other securities by the use of such dies. Bonds, debentures, share certificates, share warrants or other securities to which the Company's seal has been so affixed shall for all purposes be deemed to be under and to bear the Company's seal as if it had actually been affixed thereto and be valid and binding on the Company and this notwithstanding that any person whose signature is so engraved, lithographed or printed as that of the Chairman of the Board, Vice-Chairman, President, Vice-President or Secretary may have ceased to hold such office at the date of the issue thereof.

                                    PART 19

                                   DIVIDENDS

19.01 The directors may declare dividends and fix the date of record therefor and the date for payment thereof.

19.02 Subject to the terms of shares with special rights or restrictions, all dividends shall be declared according to the number of shares held.

19.03 Dividends may be declared to be payable out of the profits of the Company. No dividend shall bear interest against the Company.

19.04 A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid up shares, bonds, debentures or other debt obligations of the Company, or in any one or more of those ways, and, where any difficulty arises in regard to the distribution, the directors may settle the same as they think expedient, and in particular may fix the value for distribution of specific assets, and may determine that cash payments shall be made to a member upon the basis of the value so fixed in place of fractional shares, bonds, debentures or other debt obligations in order to adjust the rights of all parties, and may vest any of those specific assets in trustees upon such trusts for the persons entitled as may seem expedient to the directors.

19.05 Any dividend or other moneys payable in cash in respect of a share may be paid by cheque sent through the post to the member in a prepaid letter, envelope or wrapper addressed to the member at his registered address, or in the case of joint members, to the registered address of the joint member who is first named on the register, or to such person and to such address as the member or joint members, as the case may be, in writing direct. Any one of two or more joint members may give effectual receipts for any dividend or other moneys payable or assets distributable in respect of a share held by them.

19.06 Where the dividend to which a member is entitled includes a fraction of one cent such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

19.07 No notice of the declaration of a dividend need be given to any member.

19.08 The directors may, before declaring a dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending that application may, at the like discretion, either be employed in the business of the Company or be invested in such investments, other than shares of the Company, as the directors may from time to time think fit.

                                    PART 20

                                    ACCOUNTS

20.01 The directors shall cause records and books of accounts to be kept as necessary to record properly the financial affairs and condition of the Company and to comply with the provisions of statutes applicable to the Company.

20.02 Unless the directors determine otherwise, or unless otherwise determined by an ordinary resolution, no member of the Company shall be entitled to inspect the accounting records of the Company.

                                    PART 21

                                INDEMNIFICATION

21.01 The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether or not brought by the Company or by a corporation or other legal entity or enterprise as hereinafter mentioned and whether civil, criminal or administrative, by reason of the fact that he is or was a director, officer, employee, or agent of Company as a director, officer, employee or agent of another the Company or is or was serving at the request of the corporation, a partnership,joint venture, trust or other enterprise, against all costs, charges and expenses, including legal fees and any amount paid to settle the action or proceeding or satisfy a judgment, if he acted honestly and in good faith with a view to the best interests of the corporation or other legal entity or enterprise as aforesaid of which he is or was a director, officer, employee or agent, as the case may be, and exercised the care, diligence and skill of a reasonably prudent person, and with respect to any criminal or administrative, action or proceeding, he had reasonable grounds for believing that his conduct was lawful; provided that the Company shall not be bound to indemnify any such person, other than a director, officer or an employee of the Company (who shall be deemed to have notice of this article and to have contracted with the Company in terms hereof solely by virtue of his acceptance of such office or employment), if in acting as agent for the Company or as a director, officer, employee or agent of another corporation or other legal entity or enterprise as aforesaid, he does so by written request of the Company containing an express reference to this article; and provided further that no indemnification of a director or former director or officer or former officer of the Company, or director or former director or officer or former officer of a corporation in which the Company is or was a shareholder, shall be made except to the extent approved by the Court pursuant to the Company Act or any other statute. The determination of any action, suit or proceeding by judgment, order, settlement, conviction or otherwise shall not, of itself, create a presumption that the person did not act honestly and in good faith and in the best interests of the Company and did not exercise the care, diligence and skill of a reasonably prudent person and, with respect to any criminal action or proceeding, did not have reasonable grounds to believe that his conduct was lawful.

21.02 The Company shall indemnify any person other than a director in respect of any loss, damage, costs or expenses whatsoever incurred by him while acting as an employee or agent for the Company unless such loss, damage, costs or expenses shall arise out of failure to comply with instructions,willful act or default or fraud by such person in any of which - events the Company shall only indemnify such person if the directors, in their absolute discretion, so decide or the Company by ordinary resolution shall so direct.

21.03 The indemnification provided by this Part shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other Part, or any valid and lawful agreement, vote of members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of the heirs, executors and administrators of such person. The indemnification provided by this article shall not be exclusive of any powers, rights, agreements or undertakings which may be legally permissible or authorized by or under any applicable law. Notwithstanding any other provisions set forth in this Part, the indemnification authorized by this Part shall be applicable only to the extent that any such indemnification shall not duplicate indemnity or reimbursement which that person has received or shall receive otherwise than under this Part.

21.04 The directors are authorized from time to time to cause the Company to give indemnities to any director, officer, employee, agent or other person who has undertaken or is about to undertake any liability on behalf of the Company or any corporation controlled by it.

21.05 Subject to the Company Act, no director or officer or employee for the time being of the Company shall, be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or- for any loss, damage or expense happening to the Company through the insufficency or deficiency of title to any property acquired by order of the Board for the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be invested or for any loss or damages arising from the bankruptcy, in solvency, or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his own willful act or default, negligence, breach of trust or breach of duty.

21.06 Directors may rely upon the accuracy of any statement of fact represented by an officer of the Company to be correct or upon statements in a written report of the auditor of the Company and shall not be responsible or held liable for any loss or damage resulting from the paying of any dividends or otherwise acting in good faith upon any such statement.

21.07 The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise against any liability incurred by him as a director, officer, employee or agent.

                                    PART 22

                                    NOTICES

22.01 Except as otherwise provided in these Articles, a notice may be given to any member or director, either personally or by sending it by post to him in a prepaid letter, envelope or wrapper addressed to the member or director at his registered address.

22.02 A notice may be given by the Company to joint members in respect of a share registered in their names by giving the notice to the joint member first named in the register of members in respect of that share.

22.03 A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter, envelope or wrapper addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or, until that address has been so supplied, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

22.04 Any notice or document sent by post to, or left at, the registered address of any member, shall, notwithstanding that member is then deceased, and whether or not the Company has notice of his death, be deemed to have been duly served in respect of any registered shares, whether held solely or jointly with other persons by that deceased member, until some other person is registered in his stead as the member or joint member in respect of those shares, and that service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his personal representatives and all persons, if any, jointly interested with him in those shares.

22.05 Any notice sent by post shall be deemed to have been served on the day following that on which the letter, envelope or wrapper containing the same is posted, and in proving service it is sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed and put in a Canadian Government post office, postage prepaid.

22.06 Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a) every member holding a share or shares carrying the right to vote at such meetings on the record date or, if no record date was established by the directors, on the date of the mailing of such notice;

(b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a member where the member but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person is entitled to receive notice of geno meetings.

DATED at Vancouver, British Columbia this
day of  19

Signature of the Subscriber to the Memorandum: